Exhibit 99.1

Contacts

Julie LeberLauren Burgos

Spotlight Marketing CommunicationsSpotlight Marketing Communications

949.427.5172 ext. 703949.427.5172 ext. 704

julie@spotlightmarcom.com lauren@spotlightmarcom.com

Strategic Storage Growth Trust, Inc. Acquires 730-Unit Self Storage Facility in The Dallas-Fort Worth Metroplex

MCKINNEY, Texas – (May 2, 2018) – Strategic Storage Growth Trust, Inc., a public non-traded real estate investment trust sponsored by SmartStop Asset Management, LLC, announced today its purchase of a 730-unit self storage facility in the Dallas-Fort Worth Metroplex.

“This property is located directly in the population growth path of McKinney and Far North Dallas,” said Wayne Johnson, chief investment officer. “There are numerous mixed-use and planned developments surrounding the facility, bringing thousands of new single-family homes and major retailers to the area. It fits well with our acquisition strategy to strategically acquire properties with the potential for revenue growth and add value through active management.”

Located at 2280 N. Custer Road in McKinney, Texas, the self storage property is comprised of 10 single-story buildings with approximately 230 drive-up units and 500 first-floor units that are climate controlled. Constructed in 2015 on 4.1 acres of land, the approximately 95,000-square-foot property features security cameras, gated entry and electronic-access buildings.

About Strategic Storage Growth Trust, Inc. (SSGT)

SSGT is a public non-traded REIT that focuses on the acquisition, development, redevelopment and lease-up of self storage properties. The SSGT portfolio currently consists of 26 operating self storage facilities located in 10 states comprising approximately 17,300 self storage units and approximately 1.9 million net rentable square feet of storage space. Additionally, SSGT owns two development properties in the Greater Toronto Area which will be comprised of approximately 1,700 self storage units and 170,000 net rentable square feet of storage space once completed.

About SmartStop Asset Management, LLC (SmartStop)

SmartStop is a diversified real estate company focused on self storage, student housing and senior housing assets. The company has approximately $1.5 billion of real estate assets under management, including 115 self storage facilities located throughout the United States and Toronto, Canada, comprised of approximately 73,000 units and 8.4 million rentable square feet. SmartStop’s real estate portfolio also includes five student housing communities with approximately 2,800 beds and 1.1 million square feet of space, as well as three senior housing communities with approximately 350 beds and 250,000 rentable square feet of space. SmartStop is the sponsor of four public non-traded REITs: Strategic Storage Trust IV, Inc., Strategic Storage Trust II, Inc., and Strategic Storage Growth Trust, Inc., all focused on self storage assets, and Strategic Student & Senior Housing Trust, Inc., focused on student and senior housing assets. SmartStop is also a national sponsor of Section 1031 exchange offerings using the Delaware statutory trust structure. Additional information regarding SmartStop is available at www.SAM.com and more information regarding SmartStop® Self Storage in the United States and Canada is available at www.smartstopselfstorage.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in SSGT’s annual report. This is neither an offer nor a solicitation to purchase securities.

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